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                                                                   Exhibit 10.14


                           RESTRICTED STOCK AGREEMENT

                THIS AGREEMENT is made between ____________ (the "Employee") and Pan Pacific Retail Properties, Inc. (the "Company") as of _____________, 200_.

                                    RECITALS

                (1) Pursuant to the Company's 2000 Stock Incentive Plan, the Company has granted to Employee an award of ________ shares of common stock of the Company (the "Shares") effective as of __________ (the "Effective Date").

                (2) As a condition to Employee's grant of the Shares, Employee must execute this Restricted Stock Agreement (this "Agreement"), which sets forth the rights and obligations of the parties with respect to the Shares.

        1. Forfeiture; Vesting.

                (a) If Employee's employment or consulting relationship with the Company is terminated for any reason other than (i) by the Company without "cause" (as defined in the Employment Agreement between Employee and the Company, dated as of ____________ (the "Employment Agreement")), or (ii) by Employee for "good reason" (as defined in the Employment Agreement), including, but not limited to, for cause, death, or disability, all unvested Shares as of the date of such termination shall immediately be forfeited and shall be transferred to the Company; provided that as to Shares that would have vested at the subsequent Vesting Date (as hereinafter defined), such Shares shall vest on a prorated basis based on the number of days elapsed from the prior Vesting Date through the date of termination and rounding down to the nearest Share, provided that the Company has met the requisite Performance Goal (as hereinafter defined).

                (b) Subject to Subsections 1(c), (d) and (e), the Shares issued hereunder shall become vested over five (5) years in twenty percent installments on each anniversary of the Effective Date (each such anniversary, a "Vesting Date" and each twelve-month period between the Effective Date and the first Vesting Date, or the twelve-month period between Vesting Dates, a "Vesting Period"), conditioned upon (i) Employee's continued employment as of each such Vesting Date and (ii) the Company achieving its Performance Goal (as hereinafter defined).

                (c) Notwithstanding Subsection 1(b), upon the attainment of the Performance Goal for a particular Vesting Date, twenty percent of the Shares (assuming Employee's continued employment as of such Vesting
        Date) shall become vested.

                (d) Any unvested Shares subject to vesting on a prior Vesting Date shall become vested on a subsequent Vesting Date if the Company has met the Performance Goal, measured on a cumulative average basis, for each of the prior Vesting Dates.

                        For example, if on the first and second Vesting Dates, the Performance Goal for each of these Vesting Dates is not met, the Shares subject to vesting on each of these

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Vesting Dates (20% of the Shares per Vesting Date) will remain unvested. If, on the third Vesting Date, the Performance Goal for this Vesting Date is met, the Shares subject to vesting on this Vesting Date (20% of the Shares) will vest. In addition, if on the third Vesting Date (i) the Company's cumulative average increase in Funds From Operations ("FFO") growth per share for the three prior Vesting Periods is in the top 1/3 of the cumulative average increase in FFO growth per share for the three prior Vesting Periods of the companies listed on Schedule A, or (ii) the Company's cumulative average Total Return (as hereinafter defined) for the three prior Vesting Periods is in the top 1/3 of the cumulative average Total Return for the three prior Vesting Periods of the companies listed on Schedule A, the unvested Shares subject to Vesting on the first and second Vesting Dates will become vested.

                "Performance Goal" shall mean the achievement by the Company for a Vesting Period of (a) placement in the top 1/3 of the companies listed on Schedule A hereto with respect to the percentage increase in FFO growth per share over the Vesting Period, or (b) placement in the top 1/3 of the companies listed on Schedule A hereto with respect to Total Return for the Vesting Period.

                "Total Return" for a specified period shall mean (a) the amount of appreciation of Company common stock and dividends paid on Company common stock during such period divided by (b) the closing price on the day prior to the beginning of the current Vesting Period.

        Notwithstanding Subsections 1(b) and (c), in the event any portion of the Shares remain unvested on the fifth anniversary of the Effective Date, such unvested Shares will become vested on the fifth anniversary of the Effective Date (assuming Employee's continued employment as of such date).

                (e) Notwithstanding Subsections 1(b), (c) and (d), in the case of a "Change in Control" (as hereinafter defined), if Employee's employment or consulting relationship with the Company is terminated within one year following a Change in Control for any reason other than by the Company for "cause" (as defined in the Employment Agreement), the Shares shall become fully vested and shall cease to be subject to forfeiture under Subsection 1(a) after such event. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

                        (i) the individuals constituting the Board as of the
                date of the initial public offering of common stock of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board;

                        (ii) an acquisition of any voting securities of the
                Company (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than Revenue Properties (U.S.) Inc., a Delaware corporation and its subsidiaries (other than the Company and the Company's


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                subsidiaries) ("RPUS"), immediately after which such person has
                "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities;

                        (iii) RPUS' ownership of Voting Securities exceeding 26%
                of the outstanding Voting Securities, determined on a fully-diluted basis; or

                        (iv) approval by the stockholders of the Company of:

                                (A) a merger, consolidation, share exchange or
                        reorganization of the Company, unless the stock holders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization; provided, however, that a merger, consolidation, share exchange or reorganization of the Company shall not constitute a "Change in Control" if such merger, consolidation, share exchange or reorganization of the Company is approved by the Board and is recommended by the Chief Executive Officer of the Company to the Board for its approval; or

                                (B) a complete liquidation or dissolution of the
                        Company; or

                        (v) an agreement for the sale or other disposition of
                all or substantially all of the assets of the Company.

        2. Transferability of the Shares; Escrow.

                (a) With the exception of Shares which have been forfeited and required to be transferred to the Company pursuant to this Agreement, no unvested Shares nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Employee hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer the unvested Shares that have been forfeited to the Company pursuant to this Agreement.

                (b) To insure the availability for delivery of Employee's unvested Shares upon forfeiture to the Company, Employee hereby appoints the secretary of the Company, or any other person designated by the Company as escrow agent, as his


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        attorney-in-fact to assign and transfer unto the Company, such unvested
        Shares, if any, forfeited to the Company pursuant to Section 1 and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the Share certificates representing the unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit 1. The unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Employee attached as Exhibit 2 hereto, until such unvested Shares are vested, or until such time as this Agreement no longer is in effect. As a further condition to the Company's obligations under this Agreement, the spouse of the Employee, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit 3. Upon vesting of the unvested Shares, the escrow agent shall promptly deliver to the Employee the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Employee, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

                (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

                (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

        3. Termination. This Agreement shall terminate upon the later of (i) an event of forfeiture, as described in Subsection 1(a) herein, or (ii) the fifth anniversary of the Effective Date.

        4. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Employee, except as specifically provided herein. Employee shall have the rights and privileges of a stockholder of the Company in respect of the Shares (including any dividends paid on shares of Company common stock), until termination of this Agreement. The grant to Employee of the Shares shall be subject to the restrictions on ownership and transfer set forth in the Company's Amended and Restated Articles of Incorporation.

        5. Legends. The Share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws and the Company's charter):

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE


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               SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE
               COMPANY.

        6. Adjustment for Stock Split. All references to the number of Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

        7. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Employee shown on the records of the Company, and to the Company at its principal executive office.

        8. Survival of Terms. This Agreement shall apply to and bind Employee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

        9. No Section 83(b) Elections. Because such election could have an impact on the Company's ability to continue as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), Employee agrees that Employee will not file an election under Section 83(b) of the Code with respect to the Shares. If Employee does file a Section 83(b) election then such election shall cause the immediate forfeiture of all of the Shares, without proration (notwithstanding anything in Section 1 to the contrary).

        10. Representations. Employee has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the grant to him of the Shares and the transactions contemplated by this Agreement. Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Employee understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of the grant of the Shares or the transactions contemplated by this Agreement.

        11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with California law.

        12. Resolution of Disputes. It is understood and agreed between the Employee and the Company that, any and all claims, grievances, demands, controversies, causes of actions or disputes of any nature whatsoever (including but not limited to interpretation of this Agreement or any provision contained herein) (hereinafter "Disputes"), arising out of, in connection with, or in relation to the arbitrability of any Disputes under this Agreement shall be resolved in accordance with a two-step dispute resolution process administered by the San Diego, California office of Judicial Administration & Mediation Services, Inc. ("JAMS") involving, first, mediation before a retired judge from the JAMS panel, followed, if necessary by final and binding arbitration before the same, or if requested by either the Employee or the Company, another JAMS panelist. Such dispute resolution process shall be confidential and shall be conducted in accordance with California Evidence Code Section 1119. In the event the Dispute is resolved through mediation, the parties shall bear their respective costs incurred in connection with the mediation procedures, except that the parties shall equally share the fees and expenses of the mediator and the costs of the facility for the hearing. In the event the Dispute is resolved through arbitration, the costs incurred in connection with the arbitration procedures, including


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the costs incurred by the prevailing party (including reasonable attorneys'
fees) will be borne by the non-prevailing party. The arbitrator will determine which party is the non-prevailing party for purposes of this Section 12.

                Employee represents that he has read this Agreement and is familiar with its terms and provisions.

                IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                                            "COMPANY"

                                            PAN PACIFIC RETAIL PROPERTIES, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            "EMPLOYEE"

                                            ------------------------------------
                                            Address:

                                            ------------------------------------

                                            ------------------------------------

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                                   SCHEDULE A

1.        Prime Retail, Inc.
2.        Kimco Realty Corporation
3.        Developers Diversified Realty
4.        Pan Pacific Retail Properties, Inc.
5.        Regency Realty Corporation
6.        Equity One, Inc.
7.        Weingarten Realty Investors
8.        Chelsea GCA Realty, Inc.
9.        Acadis Realty Trust
10.       Mid-Atlantic Realty Trust
11.       Ramco-Gershenson Properties Trust
12.       JDN Realty Corporation
13.       Saul Centers, Inc.
14.       Realty Income Corporation
15.       Kramont Realty Trust
16.       Federal Realty Investment Trust
17.       New Plan Excel Realty Trust
18.       Agree Realty Corporation
19.       Tanger Factory Outlet Centers, Inc.
20.       IRT Property Company
21.       Urstadt Biddle Properties, Inc.
22.       Center Trust, Inc.
23.       United Investors Realty Trust
24.       Aegis Realty Incorporated
25.       Burnham Pacific Properties, Inc.